UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 15, 2022

AWARE, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-21129	04-2911026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 276-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	AWRE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On June 15, 2022 we held our Annual Meeting. A total of 21,642,260 shares of our common stock were outstanding as of April 8, 2022, the record date for the Annual Meeting.

At the Annual Meeting, our shareholders voted (i) to re-elect Brent P. Johnstone and John S. Stafford, III as our Class II directors for three-year terms, (ii) to approve an advisory proposal on the compensation of our named executive officers, and (iii) to ratify the appointment of RSM US LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Set forth below are the matters acted upon at the annual meeting and the final voting results on each matter as reported by our inspector of elections.

1.    Election of Class II Directors.

Nominee	For	Withheld	Broker Non-Votes
Brent P. Johnstone	13,866,669.83	1,916,107.97	3,252,787
John S. Stafford, III	11,049,697.83	4,733,079.97	3,252,787

2.    To approve, on an advisory basis, the compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes
10,723,887.83	4,127,922.97	930,967	3,252,787

3.    To ratify the appointment of RSM US LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022

For	Against	Abstain	Broker Non-Votes
18,252,355.83	43,404.97	739,804	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

Dated: June 21, 2022	By:	/s/ David B. Barcelo
David B. Barcelo Chief Financial Officer